                                                                    EXHIBIT 99.1


                             AMENDMENT NO. 1 TO THE
                           ABM INDUSTRIES INCORPORATED
                        1985 EMPLOYEE STOCK PURCHASE PLAN


         ABM INDUSTRIES INCORPORATED, having established the ABM Industries Incorporated 1985 Employee Stock Purchase Plan (the "Plan"), and having amended and restated the Plan effective December 19, 1995, hereby amends the Plan effective March 18, 1997 as follows:

         (i)      the termination date of April 30, 1997 is deleted; and

         (ii)     the Plan document and the Prospectus be amended accordingly.


         IN WITNESS WHEREOF, ABM INDUSTRIES INCORPORATED, by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.

                                    ABM INDUSTRIES INCORPORATED



Dated:  March 18, 1997              By   /s/ Lorraine P. O'Hara
                                         -------------------------------------
                                         Title:  Assistant Corporate Secretary